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                                                                    EXHIBIT 10.8


                              PURCHASE AGREEMENT


  THIS PURCHASE AGREEMENT (the "Agreement") has been executed on June 24, 1997, to be effective as of July 1, 1997, between MAIN STREET REALTY, INC., a Nevada corporation ("Seller") and 100 MAIN REALTY, LTD., a Texas limited partnership ("Purchaser").


                             W I T N E S S E T H:


  1.   Purchase and Sale.  Subject to the terms and conditions hereinafter set
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forth, and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller agrees to sell and convey and Purchaser agrees to purchase all right, title and interest in and to that certain tract of land situated in Tarrant County, Texas, more particularly described on Exhibit A
                                                                       ---------
attached hereto and made a part hereof, including any rights and appurtenances pertaining thereto (the "Land"), together with all buildings, structures and improvements situated thereon (the "Improvements"), all of Seller's personal property located on the Land and the Improvements (the "Personalty") and all of Seller's interests in any contracts or leases affecting the Land, the Improvements or the Personalty (the "Contracts"). The execution and consummation of this Agreement is made subject to the consent by the holder of the Note and Deed of Trust referred to in paragraph 4(a) hereof to the transfer of the Property by Seller to Purchaser, and, if such holder fails or refuses to consent to such transfer, this Agreement shall be null and void ab initio and no force and effect.

  2.   Property.  The Land, the Improvements, the Personalty and the Contracts
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are collectively referred to herein as the "Property".  The Property shall be conveyed subject to all matters that would be disclosed by surveying the Property and all matters of record in Tarrant County, Texas (the "Permitted Exceptions").

  3.   Purchase Price.  Seller agrees to sell and Purchaser agrees to purchase
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the Property for a total of ONE MILLION SIX HUNDRED SEVENTY FIVE THOUSAND
DOLLARS ($1,675,000.00) (the "Purchase Price").

  4.   Payment to Seller.  The Purchase Price shall be paid to Seller in the
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following manner:

          (a) assumption by Purchaser of all indebtedness evidenced by that certain Promissory Note dated March 25, 1996 (the "Note"), executed by Seller and made payable to the order of Time Insurance Company in the original principal sum of $1,200,000, together with all liabilities and obligations arising from that certain Deed of
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  Trust and Security Agreement of even date therewith (the "Deed of Trust")
  securing the Note and encumbering the Property, and subject to and in reliance upon the benefits of the limitation-of-liability and nonrecourse provisions contained in the Note and/or Deed of Trust;

          (b) payment by Purchaser of an amount in cash equal to the difference between the outstanding principal balance of the Note at closing and the Purchase Price.

  5.   Title Insurance.  Seller shall cause to be furnished to Purchaser, at the
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sole expense of Seller, an Owner's Policy of Title Insurance covering the
Property in the full amount of the Purchase Price (with no exceptions other than the standard printed exceptions, but with the survey exception deleted) and an update of the most recent survey in respect of the Property if so desired by Purchaser.

  6.   Time and Place.  Closing of the transaction contemplated hereby (the
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"Closing") shall be held on or before July 15, 1997, at the offices of Rattikin
Title Company in Fort Worth, Texas or as otherwise designated by Purchaser.

  7.   Seller's Obligations at Closing.  At Closing, Seller shall deliver to
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Purchaser each of the following, which must be in form and substance satisfactory to Purchaser:

          (a) Special Warranty Deed in the form of Exhibit B hereto, executed
                                                   ---------
  and acknowledged by Seller;

          (b) an Assignment of Leases and Contracts, executed and acknowledged by Seller;

          (c) a Bill of Sale, executed by Seller;

          (d) a FIRPTA Affidavit, executed by Seller;

          (e) an Assumption and Modification Agreement (herein so called), executed and acknowledged by Seller and by the holder of the Note and Deed of Trust; and

          (f) the Owner's Policy of Title Insurance and survey update required by paragraph 5 preceding.

  8.   Purchaser's Obligation at Closing.  At Closing, Purchaser shall:
       ---------------------------------

          (a) pay to Seller an amount equal to the difference between the outstanding principal balance of the Note as of July 1, 1997 (after making and applying the July 1, 1997 payment) and the Purchase Price in cash or immediately available funds; and
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          (b) join Seller in executing the Assumption and Modification
  Agreement, which Purchaser shall cause to be recorded in the Real Property Records of Tarrant County, Texas.

  9.   Closing Costs.  Seller shall pay all closing costs associated with the
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transaction which is the subject of this Agreement, including, without limitation, all applicable legal, title, recording and assumption fees.

  10.  Exculpation of Purchaser.  Purchaser's assumption of the Note and the
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Deed of Trust pursuant to the Assumption and Modification Agreement shall be subject to the exculpatory, nonrecourse and limitation-of-liability provisions contained in the Note and the Deed of Trust and Purchaser's liability thereunder shall be expressly limited by such provisions.

  11.  Default by Purchaser.  In the event that Purchaser fails to consummate
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this Agreement for any reason, except Seller's default, Seller shall have the right to pursue any remedy available at law or in equity as a result of such breach.

  12.  Default by Seller.  In the event that Seller fails to consummate this
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Agreement for any reason, except Purchaser's default, Purchaser shall have the right to pursue any remedy available at law or in equity as a result of such breach.

  13.  Disclaimers.  PURCHASER AGREES THAT IT HAS PERFORMED EXAMINATIONS AND
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INVESTIGATIONS OF THE PROPERTY PRIOR TO EXECUTING THIS AGREEMENT AND HAS RELIED
SOLELY UPON SUCH EXAMINATIONS AND INVESTIGATIONS IN DECIDING TO ENTER INTO THIS AGREEMENT. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT PURCHASER IS PURCHASING THE PROPERTY "AS IS" AND "WHERE IS," AND WITH ALL FAULTS AND THAT SELLER IS MAKING NO REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, WITH RESPECT TO THE PROPERTY.

  14.  Time of Essence.  Seller and Purchaser agree that time is of the essence
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of this Agreement.

  15.  Successors and Assigns.  The terms and provisions of this Agreement are
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to apply to and bind any successors and assigns of the parties hereto.

  16.  Entire Agreement.  This Agreement, including the Exhibits, contains the
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entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior agreements and understandings between the parties pertaining to such subject matter.

  17.  Attorney's Fees.  In the event of any controversy, claim or dispute
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between the parties affecting or relating to the subject matter or performance of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all of its reasonable expenses, including reasonable attorneys' and accountants' fees.
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  18.  Counterparts.  This Agreement may be executed in several counterparts,
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and all such executed counterparts shall constitute the same agreement.  It shall be necessary to account for only one such counterpart in proving this Agreement.

  19.  Severability.  If any provision of this Agreement is determined by a
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court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

  20.  Limited Liability.  The obligations of Seller, its agents,
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representatives or employees, arising by virtue of this Agreement shall be limited to the interest of Seller in the Property and resort shall not be had to any other assets of Seller, its agents, representatives or employees.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement to be effective as of the date first herein written.

                             SELLER:

                             MAIN STREET REALTY, INC.


                             By:     /s/ ROBERT KORMEN
                                ------------------------------------------------
                             Name:       Robert Kormen
                                  ----------------------------------------------
                             Title:      Treasurer
                                   ---------------------------------------------

                             PURCHASER:

                             100 MAIN REALTY, LTD.


                             By:  /s/ ROBERT H. MCLEAN
                                ------------------------------------------------
                                Robert H. McLean,
                                Managing General Partner